Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-233154 on Form S-8 and Registration Statement No. 333-256492 on Form S-8 of our report dated February 28, 2022 relating to the financial statements of Ranpak Holdings Corp. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

March 14, 2024